EXHIBIT 10.1


                     AUTHORIZED SALES AND SERVICE AGREEMENT

                                     BETWEEN

                     SOUTHWESTERN BELL MOBILE SYSTEMS, INC.
                         d/b/a CELLULAR ONE(R) - Chicago

                                       AND

                             AREAWIDE CELLULAR, INC.

         THIS AGREEMENT is made and entered into this 1st day of October, 1997, by and between SOUTHWESTERN BELL MOBILE SYSTEMS, INC. d/b/a CELLULAR ONE(R) - Chicago ("CELLULAR ONE"), a Delaware and Virginia Corporation, with its principal place of business at 930 North National Parkway, Schaumburg, Illinois 60173, acting on behalf of itself as licensee of the Chicago MSA non-wireline cellular system and as a provider of other services, and on behalf of Gary Telephone Company, an Indiana general partnership, as licensee of the Gary MSA non-wireline cellular system, and Areawide Cellular, Inc. ("AGENT"), an Illinois corporation, with its principal place of business at 830 N. Meacham, Schaumburg, Illinois 60173.

                                   WITNESSETH:

         Whereas, CELLULAR ONE is involved in the development, establishment and sale of cellular radio service ("CRS") which requires the use by CRS Subscribers of cellular terminal equipment;

         Whereas, CELLULAR ONE and/or its affiliates is or may become involved in the development, establishment and/or sale of other services, including but not limited to long distance/toll service for CRS Subscribers, paging services, other Commercial Mobile Radio Services, and competitive landline local exchange and/or long distance services (collectively referred to as the "Services");

         Whereas, CELLULAR ONE has regulatory authority to provide CRS in the cellular geographic service area(s) within the Chicago and Gary metropolitan statistical areas and desires to provide CRS in those areas, as well as other Services in designated areas, through Agents, Retailers, Resellers, and direct sale to Subscribers;

         Whereas, CELLULAR ONE has adopted and used or intends to adopt and use certain valuable Marks in the provision of its Services and CPE;

         Whereas, AGENT desires to sell certain of CELLULAR ONE's Services as a nonexclusive, authorized agent of CELLULAR ONE, and desires to sell or lease, install, provide warranty service and maintain CPE necessary for Subscribers to utilize such Services;


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         Now, therefore, in consideration of the mutual promises herein contained, it is hereby agreed:

         1. DEFINITIONS

         Activation. The act of initiating an Authorized Service in or to a Subscriber's CPE by CELLULAR ONE.

         Affiliate. A person, association, partnership, corporation or joint-stock company, trust or other business entity however organized ("Entity") is an affiliate of that person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Entity. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

         Authorized Services. Those Services provided by CELLULAR ONE that AGENT is authorized hereunder to sell on behalf of CELLULAR ONE, including CRS and any other Services set forth on Exhibit A hereto.

         Area. With respect to CRS and ancillary services, Area is defined as the Chicago and Gary metropolitan statistical areas ("MSAs") within which CELLULAR ONE has regulatory authority to provide CRS. The counties generally comprising these MSAs are listed in Exhibit A, and any additional adjoining counties that may be added to the areas served by CELLULAR ONE shall be deemed added to the Area, without the necessity of an amendment to this Agreement. With respect to other Authorized Services, Area is defined as those areas in which Cellular One is authorized to and is providing or reselling such Authorized Service, except as may be otherwise defined or limited on Exhibit A.

         CELLULAR ONE. The term CELLULAR ONE includes Southwestern Bell Mobile Systems, Inc. d/b/a Cellular One - Chicago, and, where applicable to a specific Service, includes that affiliate of Southwestern Bell Mobile Systems, Inc., that provides such Service.

         Cellular Radio Service (CRS). Any and all service (including resale of said service) authorized by the Federal Communications Commission ("FCC") under
Part 22 of its rules as amended under the cellular orders set forth in An Inquiry Into the Use of the Bands 825-845 MHZ and 870-890 MHZ for Cellular Communications Systems; and Amendments of Parts 2 and 22 of the Commission's Rules Relative to Cellular Communications Systems (CC Docket No. 79-318), 86 F.C.C. 2d 469 (1981), modified as set forth in reconsideration order 89 F.C.C. 2d 58 (1982), and as further modified as set forth in other rules or orders from time to time.

         Commercial Mobile Radio Services (CMRS). Any and all services (including resale of said services) that (1) fit the definition of commercial mobile services pursuant to Section 332 of the Communications Act, 47 U.S.C. ss.332, (2) are subject to regulation as commercial mobile radio services by the FCC under the orders set forth in Implementation of Sections 3(n) and 332 of the Communications Act; Regulatory Treatment of Mobile Services (CC Docket No. 93-252) or such

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other orders or rules as may be in effect from time to time, or (3) are the functional equivalent of a commercial mobile service as defined in 47 U.S.C. ss.332. CMRS shall in any event include CRS, all forms of specialized mobile radio service (SMR and ESMR), and personal communications services (PCS).

         CPE. The customer premises equipment including cellular terminal equipment, that a Subscriber needs for using CRS and other Authorized Services.

         Marks. Trademarks, service marks, trade names, insignia, symbols, logos, decorative designs, and/or other identifying insignia that CELLULAR ONE owns or is licensed or sublicensed to use in connection with its Services or products relating thereto, and which CELLULAR ONE, in its sole discretion, determines from time to time that AGENT is authorized to use.

         Paging Services. One-way non-voice communication services provided by a communication common carrier and commonly referred to as paging services.

         Reseller. Any entity that purchases bulk quantities of a telecommunications service from a telecommunications carrier for resale distribution, directly or indirectly, to ultimate users of such service.

         Subscriber. A customer of an Authorized Service provided by CELLULAR ONE. The CRS telephone number or other service access number assigned to a customer of CELLULAR ONE's Authorized Services is deemed to be a separate Subscriber, regardless of how many CRS telephone numbers or service access numbers may be used by any one customer.

         Successor. A person, association, partnership, corporation, joint stock company, trust or other business entity, however organized, that succeeds to or acquires the rights, title or interests of another.

         2. ACKNOWLEDGEMENTS AND REPRESENTATIONS

         CELLULAR ONE and AGENT acknowledge that they have read this Agreement and understand and accept the terms, conditions and covenants contained herein as being reasonably necessary to maintain CELLULAR ONE's high standards for its CRS and other Services thereby to protect and preserve the goodwill of CELLULAR ONE's CRS, Services and Marks.

         AGENT has read and understands the obligations imposed by the FCC upon CRS licensees and their duties to CELLULAR ONE as specified in Section 22.912 of the FCC's cellular rules.

         AGENT acknowledges that CELLULAR ONE's ability to provide CRS and other Services is conditioned upon the continuing validity of its FCC operating license(s) and any other required licenses, certificates and permits, and may be affected by state and federal court decisions and regulatory approvals. CELLULAR ONE makes no representation concerning whether said licenses, certificates and permits will continue to be valid. AGENT agrees that if CELLULAR ONE is prohibited from, or otherwise ceases, selling an Authorized Service in the Area,

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CELLULAR ONE may declare this Agreement null and void as to any or all
Authorized Services with no penalty.

         AGENT acknowledges that it has conducted an independent investigation of the business of selling CRS and any other Authorized Services that it will conduct pursuant to this Agreement. AGENT recognizes that entry into business as an AGENT of CELLULAR ONE involves business risks and the AGENT's success in such business will depend primarily upon its abilities and efforts. CELLULAR ONE expressly disclaims the making of, and Agent acknowledges that it has not received or relied upon, any GUARANTY, express or implied, as to the amount of commissions or other gross revenue that it may earn as a result of its agency relationship with CELLULAR ONE and acknowledges that it has no knowledge of any representations relating to its agency relationship with CELLULAR ONE by an officer, employee or agent of CELLULAR ONE that are contrary to the terms herein. AGENT represents to CELLULAR ONE, as an inducement to its entry into this Agreement, that AGENT has made no misrepresentations to CELLULAR ONE in its application for appointment as a nonexclusive, authorized AGENT of CELLULAR ONE or in any other manner.

         AGENT and CELLULAR ONE mutually agree that they shall not have any liability to the other for any lost profits or consequential damages, even if advised of the possibility of such damages.

         3. RELATIONSHIP OF THE PARTIES

         CELLULAR ONE hereby appoints AGENT as a nonexclusive, authorized agent in the Area to solicit and contract, on behalf of CELLULAR ONE, with Subscribers for the Authorized Services, subject to all of the terms and conditions hereof.

         During the term of this Agreement or thereafter, CELLULAR ONE reserves the right without obligation or liability to AGENT to market the Authorized Services and CPE in the same geographical areas served by AGENT, whether through CELLULAR ONE's own representatives or through others including, but not limited to other authorized agents, retailers, resellers and distributors.

         Upon enrollment of a particular Subscriber, that Subscriber shall become a customer of CELLULAR ONE, and CELLULAR ONE shall offer and furnish such customer billing services as CELLULAR ONE deems appropriate. CELLULAR ONE shall be responsible to collect any charges for Authorized Services from Subscribers.

         With the sole exception of the Subscribers enrolled by AGENT for the account of CELLULAR ONE, with respect to which AGENT acts as agent of CELLULAR ONE and owes CELLULAR ONE the fiduciary and other obligations of an agent to its principal, CELLULAR ONE and AGENT acknowledge and agree that their agency relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them.

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         The parties agree that personnel employed by AGENT to perform services under this Agreement are not CELLULAR ONE employees and AGENT assumes full responsibility for their acts. Such personnel employed by AGENT shall be informed that they are not entitled to the provisions of any CELLULAR ONE employee benefits. With respect to such personnel, AGENT shall have sole responsibility for supervision, daily direction and control. CELLULAR ONE will not be responsible for worker's compensation, disability benefits, unemployment insurance and withholding income taxes and social security for said personnel.

         3A. RELATIONSHIPS WITH SUBAGENTS

         AGENT warrants it has entered into or may enter into appropriate agreements with all persons (other than AGENT's own employees) and businesses that sell the Authorized Services on behalf of AGENT ("sub-agents"), and that such agreements are sufficient to enable it to comply with all provisions of this Agreement. Without limiting the generality of the foregoing, AGENT understands, covenants and agrees that: (1) any sub-agents appointed by AGENT must agree to comply with all of the restrictive covenants in Paragraph 20 of this Agreement and the Confidentiality Obligations in Paragraph 33 of this Agreement; (2) AGENT will inform CELLULAR ONE thirty (30) days in advance of the identity of any proposed sub-agent; CELLULAR ONE shall have the right to disapprove the appointment of any sub-agent that reflects adversely upon CELLULAR ONE in the opinion of CELLULAR ONE or which is or has been associated in any way with a competitor of CELLULAR ONE in the Area or for any other reasonable business purpose; and CELLULAR ONE shall have the right to request the removal of any sub-agent who breaches the agreements set forth above or whose actions, in the opinion of CELLULAR ONE, reflect adversely upon CELLULAR ONE; (3) AGENT shall inform CELLULAR ONE prior to any intended relocation of any of its sub-agents which relocation shall then be subject to CELLULAR ONE's approval; and (4) CELLULAR ONE may require any further information it deems necessary prior to AGENT's appointment of the sub-agent. A complete list of all of AGENT's current sub-agents, along with the names of the owners, managers, principals, officers and directors thereof is attached as Exhibit B. AGENT understands and agrees that sub-agents of AGENT shall not be permitted to use, in any manner whatsoever, the name, trademarks or service marks of CELLULAR ONE, unless expressly agreed in a writing signed by AGENT, CELLULAR ONE and sub-agent. Any such use of CELLULAR ONE's name, trademarks or service marks shall be made a ground for immediate termination of any sub-agent agreements.

         4. AGENT RESPONSIBILITIES

         (a) AGENT agrees to provide materials and advertising to actively promote CELLULAR ONE Authorized Services and appropriate sales facilities to enhance the sale of CELLULAR ONE Authorized Services.

         (b) AGENT will sell CELLULAR ONE's Authorized Services to customers by employing the following techniques (in addition to others): providing demonstrations of CELLULAR ONE's Service, explaining its benefits, explaining the terms and conditions of purchase of the Service, providing sales literature prepared by CELLULAR ONE, and

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         training the customer in the use of CELLULAR ONE's Service. AGENT will offer the Authorized Services subject to all of the applicable terms of CELLULAR ONE's form of contract for customers.

         (c) AGENT agrees that it must obtain CELLULAR ONE's prior written approval to open any locations in addition to those listed in Exhibit
         A. However, an amendment of this Agreement shall not be necessary to subject any new or additional AGENT locations to the terms and conditions of this Agreement; rather, the opening of such locations shall automatically subject them to the terms and conditions of this Agreement. AGENT agrees to establish and maintain installation and maintenance facilities at the locations set forth in Exhibit A and other such locations as AGENT may establish from time to time to the satisfaction of CELLULAR ONE, approval of which shall not be unreasonably withheld, and to furnish high quality and prompt installation, warranty and maintenance service for all CPE sold or leased by it to Subscribers. Notwithstanding anything to the contrary contained herein, the closing of one or more locations shall not be considered a default by AGENT so long as AGENT keeps open at least 80% (eighty percent) of the locations which are initially listed in Exhibit A and operates them in compliance with all of the requirements hereof.

         (d) AGENT, at its own expense, shall obtain from the manufacturer(s) and distributor(s) all required training in the operation, installation, warranty and maintenance service of CPE. If AGENT (1) chooses to handle any one or more of the CELLULAR ONE rental, lease or third-party financing plans and installs the equipment provided pursuant thereto, or (2) performs installs of other CELLULAR ONE-owned equipment provided directly to customers and referred to AGENT for installation (as required by Paragraph 4(o)), then AGENT shall be obligated to comply with all of the requirements of the Cellular One Authorized Service Center Program, as amended from time to time, and with the specific requirements described in the remainder of this subparagraph (d). AGENT's installation, warranty and maintenance service CRS facility shall be required to obtain certification from the manufacturer(s) of the CPE that AGENT leases or sells and AGENT shall be responsible to secure such certifications. AGENT may only delegate by contract its installation, warranty and maintenance service obligations hereunder to a subcontractor with the express prior written approval of CELLULAR ONE, which will not be unreasonably withheld or withdrawn, and any approval necessary from each manufacturer and/or distributor of an approved model of CPE to be sold or leased by AGENT. Such delegation shall be by written agreement between AGENT and the service subcontractor. Notwithstanding such agreement with a service subcontractor, AGENT shall remain responsible to CELLULAR ONE for all installation, warranty and maintenance service obligations hereunder. AGENT shall reimburse CELLULAR ONE for the reasonable cost of installation, repair or warranty which CELLULAR ONE, in its sole discretion, deems necessary to have performed at a facility other than AGENT's for customers as to whom AGENT fails to comply with CELLULAR ONE's standards applicable thereto.

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         (e) AGENT agrees to maintain sufficient liability insurance to protect
         CELLULAR ONE from all customer claims arising out of the acts, omissions, and/or representations of AGENT. CELLULAR ONE shall be named as an additional insured party on each policy. Such insurance coverage shall be maintained under one or more policies of insurance from a recognized insurance company qualified to do business within the Area providing in the aggregate minimum liability protection of ONE MILLION DOLLARS per occurrence for bodily and personal injury and death and ONE MILLION DOLLARS per occurrence of property damage. Each such insurance policy shall provide for not less than thirty (30) days' prior notice to all insured of any modification, cancellation or non-renewal. CELLULAR ONE may, at any time and with ninety (90) days' prior notice to AGENT, require AGENT to increase its coverage of any type of insurance in reasonable amounts and require different or additional kinds of insurance, to reflect inflation, identification of special risks, changes in law or standards of liability, higher damage awards or other reasonable changes in circumstances. Upon request by CELLULAR ONE, AGENT shall furnish proof satisfactory to CELLULAR ONE that insurance coverage required hereunder is in force.

         (f) AGENT agrees to maintain operations and follow procedures that are in full compliance with CELLULAR ONE's requirements as specified, amended and distributed from time to time, and to allow CELLULAR ONE reasonable access to AGENT's facilities for inspection.

         (g) For its own account, AGENT agrees to sell or lease CPE to be used by Subscribers of the Authorized Services, including CELLULAR ONE's CRS, or other End Users. AGENT may only offer FCC approved equipment. AGENT agrees to maintain an inventory of CPE sufficient to meet reasonable anticipated demand therefore by Subscribers which AGENT enrolls. If AGENT handles any CELLULAR ONE rental or lease plans in AGENT's inventory, AGENT agrees to comply with any inventory control or tracking procedures as CELLULAR ONE may adopt from time to time. AGENT also agrees to maintain a minimum inventory of parts. The parties agree that CELLULAR ONE may restrict AGENT's choice in CPE which AGENT may, on its own behalf, sell, lease or otherwise make available with CELLULAR ONE Services, which will further CELLULAR ONE's legitimate business objectives, if CELLULAR ONE reasonably maintains that the particular type of CPE restricted reflects adversely upon the quality of CELLULAR ONE's Services by reason of the limitations or characteristics of the equipment and CELLULAR ONE will provide AGENT thirty (30) days' notice of such restriction. AGENT agrees not to use any CPE bearing trademarks similar to or resembling the Marks of CELLULAR ONE. Except for any CELLULAR ONE-owned CPE which AGENT handles on behalf of CELLULAR ONE as part of a rental, lease or third-party financing plan, all CPE sales and leases shall be made by or on behalf of AGENT for its own account and not as agent for, or for the account of, CELLULAR ONE. AGENT may establish fees and charges for sales prices and lease charges for the CPE and CELLULAR ONE shall have no control over such prices or for AGENT's CPE. With respect to the sale or lease of AGENT's CPE, Subscribers shall be customers of AGENT and CELLULAR ONE shall have no responsibility to AGENT or to Subscribers with

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         respect to the sale or lease of AGENT's CPE. CELLULAR ONE is not obligated to offer any lease, rental or other CPE program to AGENT.

         (h) AGENT agrees to take all necessary steps to ensure compliance with AGENT obligations under this Agreement by AGENT and its personnel and any other parties involved in the sale of the Authorized Services by AGENT, including but not limited to sub-agents.

         (i) AGENT agrees that AGENT will at all times faithfully, honestly and diligently perform its obligations hereunder, and that AGENT will continuously exert its best efforts to promote and enhance the use of CELLULAR ONE's Authorized Services.

         (j) In the relevant Area, AGENT agrees that it will not, at any time either during the term of this Agreement, or any extension thereof, (1) induce, influence or suggest to any Subscriber of CELLULAR ONE's CRS to purchase CRS or any other CMRS from another provider or reseller of CRS or CMRS, or (2) induce, influence or suggest to any Subscriber of any other Authorized Service to purchase a competing service from any other provider or reseller of such competing service, whether or not the competing service is technologically the same as the Authorized Service in question. As more fully described in paragraph 20, AGENT agrees not to act as a representative or agent of any other reseller or provider of CMRS or any Authorized Service in the relevant Area. Notwithstanding any language to the contrary, AGENT shall have the right to enter into or continue its current provision of Paging Services.

         (k) AGENT agrees not to take any action inconsistent with the provisions of this Agreement and shall use its best efforts to support CELLULAR ONE's efforts in providing the Authorized Services to Subscribers.

         (l) AGENT agrees not to take any action inconsistent with, and agrees to support CELLULAR ONE's efforts before regulatory authorities regarding any modification of rates.

         (m) AGENT agrees that during or after the term of this Agreement, AGENT will not reveal, divulge, make known, sell, exchange, give away, or transfer in any way any part of its list of Subscribers or use such information for any purpose other than 1) AGENT (but no other successor business entity) maintaining such periodic contact with Subscribers as is required for warranty service, installation or maintenance of CPE, and 2) AGENT (but no other corporate entity) business activities unrelated to CRS, CNMS, or any other Authorized Services; provided, however, AGENT shall be under no restriction regarding the use of such information as long as such use is consistent with the terms of this Agreement.

         (n) AGENT agrees to advertise association with CELLULAR ONE Authorized Services as an authorized AGENT of CELLULAR ONE, pursuant to any written procedures CELLULAR ONE may publish from time to time.

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         (o) AGENT agrees to use its best efforts to install and maintain CPE for Subscribers referred to AGENT by CELLULAR ONE's Sales Associates for installation and maintenance on a "first come, first serve basis," such installation and maintenance to be according to CELLULAR ONE standards established from time to time.

         5. CELLULAR ONE'S RESPONSIBILITIES

         CELLULAR ONE will:

         (a) Upon approval, and subject to compliance with procedures and guidelines established from time to time, CELLULAR ONE will furnish the Authorized Services to Subscribers.

         (b) Secure any necessary regulatory approvals to conduct the Authorized Services.

         (c) Establish the rates, terms, and conditions of the sale of its Authorized Services to Subscribers.

         (d) Establish the administrative procedures and guidelines for sale of Authorized Services, enrollment of Subscribers, and customer service provided to Subscribers.

         (e) Promote CELLULAR ONE's Authorized Services and provide promotional literature as CELLULAR ONE deems necessary and appropriate. CELLULAR ONE may advertise CELLULAR ONE's Authorized Services from time to time if it deems necessary and appropriate.

         (f) Provide at cost a reasonable number of CELLULAR ONE sales brochures and other information and illustrative material for the preparation of catalogs, advertising and other promotional activities as CELLULAR ONE deems necessary and appropriate.

         (g) Provide a reasonable amount of training on sales of CELLULAR ONE's Authorized Services and administrative procedures associated with the enrollment of Subscribers.

         6. CPE BEARNG CELLULAR ONE'S MARKS

         AGENT shall not have the right, except after CELLULAR ONE's approval, to sell CPE bearing CELLULAR ONE's Marks to any person or entity other than a Subscriber to whom AGENT has sold CELLULAR ONE's Authorized Service(s) hereunder. This clause is intended to protect CELLULAR ONE's Marks and to assure that such Marks are used properly.

         7. COMPENSATION

         CELLULAR ONE will compensate AGENT for Subscribers enrolled by AGENT onto CELLULAR ONE's Authorized Services in accordance with the following terms and conditions:

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         (a) CELLULAR ONE may withhold and offset or apply AGENT compensation against any past due amount owed to CELLULAR ONE by AGENT. Whenever AGENT fails to comply with any term hereof or any procedure in the Administrative Procedures Manual or AGENT does not provide complete and/or accurate information concerning Subscribers to whom an Authorized Service is sold or, if applicable, the CELLULAR ONE CPE is sold or leased, CELLULAR ONE shall have the right to withhold all or a portion of any compensation or other amount otherwise payable hereunder to AGENT with respect to such Authorized Service or, if applicable, CPE. CELLULAR ONE reserves the right to establish and modify procedures to govern the specific manner in which any compensation is administered and to modify the periodic intervals for payments, by notice to AGENT [CONFIDENTIAL TREATMENT REQUESTED]

         (b) Unless provided otherwise in an annual or other addendum or amendment to this Agreement, from the commencement date through December 31, 2000, CELLULAR ONE will pay [CONFIDENTIAL TREATMENT REQUESTED] to AGENT for each active CRS Subscriber that has been accepted and activated by CELLULAR ONE, provided that (1) AGENT is in compliance with the obligations and conditions of this Agreement, and (2) a properly completed and signed customer service contract has been received by CELLULAR ONE within fifteen (15) days after activation of such Subscriber's cellular service. [CONFIDENTIAL TREATMENT REQUESTED] will be paid within forty-five (45) days after the end of each calendar month or at such other periodic interval as CELLULAR ONE may establish from time. [CONFIDENTIAL TREATMENT REQUESTED] do not continue to accrue after expiration or termination of this Agreement, or after a Subscriber has completed an ESN replacement or upgrade through a different point of distribution.

         [CONFIDENTIAL TREATMENT REQUESTED]

         8. USE OF MARKS BY AGENT

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         Periodically CELLULAR ONE will publish a list of Marks AGENT is licensed to use under the Agreement. Such list will also be supplemented with reasonable rules and regulations pertaining to the Marks, which AGENT agrees to follow. AGENT acknowledges that its right to use the Marks is derived solely from the Agreement and is limited to the identification of AGENT as an agent of CELLULAR ONE. AGENT agrees to comply with all reasonable rules and procedures pertaining to such Marks prescribed by CELLULAR ONE from time to time during the term of this Agreement. AGENT recognizes the great value of the goodwill associated with the Marks, and acknowledges that the Marks and all rights herein and goodwill pertaining thereto belong exclusively to CELLULAR ONE, and that the Marks have a secondary meaning in the mind of the public. AGENT acknowledges and agrees that all usage of the Marks by AGENT and any goodwill established thereby shall inure to the exclusive benefit of CELLULAR ONE and its Affiliates and that this Agreement does not confer any goodwill or other interests in the Marks upon AGENT. Any unauthorized use of the Marks by AGENT, or any use not in compliance herewith, shall constitute an infringement of the rights of CELLULAR ONE and its Affiliates in and to the Marks and shall further constitute a material breach of this Agreement. AGENT shall use the Marks with such words qualifying or identifying the agency relationship of CELLULAR ONE and AGENT as CELLULAR ONE from time to time shall reasonably prescribe. AGENT shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may AGENT use the Marks in connection with the sale or lease of any unauthorized product or service or in any other manner not expressly authorized by this Agreement or separately in writing by CELLULAR ONE, If AGENT uses CELLULAR ONE's Marks on any of AGENT's stationery, other forms or business cards, AGENT agrees to display the Marks on such stationery, other forms, and business cards used in its business of selling the Authorized Services in the manner prescribed by CELLULAR ONE. AGENT agrees to obtain such fictitious or assumed name certificates or registrations as may be required by applicable law, provided the fictitious or assumed name is approved in writing by CELLULAR ONE and CELLULAR ONE is provided a copy of the certificate and/or registration. If any fictitious or assumed name used by Agent includes anything that identifies CELLULAR ONE or its Marks, CELLULAR ONE may at any time require AGENT to cease using such fictitious or assumed name, and to cancel any corresponding certificate and/or registration. If it becomes advisable at any time in CELLULAR ONE's sole discretion for AGENT to modify or discontinue use of any Mark or substitute one or more additional Marks to identify its relationship with CELLULAR ONE or, if applicable, any CPE, AGENT agrees to comply therewith within a reasonable time after notice thereof by CELLULAR ONE and the sole obligation of CELLULAR ONE in any such event shall be to reimburse AGENT for the out-of-pocket costs, if any, of complying with this obligation and to indemnify AGENT as provided in Paragraph 9 below. In addition, AGENT shall replace obsolete identification signs or identification material with new signs or identification material should AGENT adopt new Marks replacing one or more Marks identified by CELLULAR ONE in such list as hereinbefore specified.

         9. CELLULAR ONE'S TITLE AND PROTECTION OF CELLULAR ONE'S RIGHTS

         AGENT agrees that it will not during the term of this Agreement, or thereafter, attack the title or any rights of CELLULAR ONE in and to the Marks. CELLULAR ONE hereby

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indemnifies AGENT and undertakes to hold AGENT harmless against any damages and costs from claims or suits arising out of the use by AGENT of the Marks as authorized in this Agreement, provided that prompt notice is given to CELLULAR ONE of any such claim or suit and provided, further, that CELLULAR ONE shall have the option to undertake and conduct the defense of any suit so brought and that no settlement of any such claim or suit is to be made by AGENT without the prior written consent of CELLULAR ONE. AGENT agrees to assist CELLULAR ONE and CELLULAR ONE agrees to reimburse AGENT for all associated reasonable costs to the extent necessary in the procurement of any protection or to protect any of CELLULAR ONE's rights to the Marks, and CELLULAR ONE, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of AGENT or join AGENT as a party thereto. When known, AGENT shall notify CELLULAR ONE in writing of any infringements or imitations by others of the Marks which are the same as or similar to those covered by this Agreement. CELLULAR ONE shall have the sole right to determine whether any action shall be taken on account of any such infringements or imitations. AGENT shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of CELLULAR ONE.

         10. RULES AND PROCEDURES

AGENT understands that if AGENT operates its CPE business or represents CELLULAR ONE's Authorized Services in a manner that is inconsistent with or contrary to state or federal law or regulation, such action will reflect adversely upon the name and goodwill of CELLULAR ONE and its Affiliates. Therefore, AGENT agrees to comply, if applicable, with Part 22 of the FCC rules, and all tariffs, other governmental rules and procedures in existence relating to the sale of the Authorized Services and the sale, lease, warranty service and the conduct of AGENT's CPE business hereunder as well as any rules and procedures relating to such matters reasonably prescribed from time to time by CELLULAR ONE through the Administrative Procedures Manual, which rules and procedures shall constitute provisions hereof as if fully set forth herein. All references herein to the Agreement shall include all such tariffs, rules and procedures. CELLULAR ONE may incorporate all such tariffs, rules and procedures in one or more Administrative Procedures Manuals or other written form, but is not obligated to do so. AGENT shall itself be responsible to familiarize itself with the laws and regulations applicable to the conduct of its business.

         11. ADVERTISING AND BUSINESS PRACTICES OF AGENT

         AGENT shall secure and maintain in force all licenses and permits required by AGENT and its employees in the enrollment of Subscribers and the sale or lease of CPE, installation and maintenance of CPE, including without limitation, all required FCC permits and certifications, if required, and business and sales tax licenses, and shall conduct its business in full compliance with all state and federal laws, ordinances and regulations applicable to AGENT's business. CELLULAR ONE shall sell or resell the Authorized Services in accordance with applicable rules, regulations, statutes and decisions governing such Services. AGENT shall promptly pay, when due, all taxes and assessments against any real or personal property used in connection with AGENT's business, and all liens or encumbrances or every kind or character created or placed upon or against any such property, and all accounts and other indebtedness of every kind incurred by AGENT in the conduct of its business. AGENT shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state and federal laws applicable to AGENT as an employer of labor or otherwise. AGENT expressly agrees not to discriminate against any employee or applicant for employment because of race, creed, color, national origin or sex. The provisions of Executive Order No. 11246, as amended, are incorporated herein by reference. AGENT will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any rules and regulations issued pursuant to this Act.

         12. ADVERTISING AND BUSINESS PRACTICES OF AGENT

         All advertising and promotion by AGENT shall be completely factual and shall conform to the highest standards of ethical advertising. AGENT shall adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with Subscribers, AGENT and the public. AGENT agrees to refrain from any business or advertising practice which may be injurious to the business of CELLULAR ONE and the goodwill associated with the Marks. All advertising and marketing materials that AGENT desires to use in connection with the Authorized Services or CPE and which have not been prepared or previously approved by CELLULAR ONE must be submitted to CELLULAR ONE for approval. AGENT shall not use any advertising or marketing materials that CELLULAR ONE has failed to approve. AGENT agrees that it will not begin its advertising and promotion without CELLULAR ONE's prior written consent. AGENT shall notify CELLULAR ONE in writing within five (5) days of the commencement of any material action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency of other governmental instrumentality, involving AGENT, or any business conducted by AGENT on behalf of CELLULAR ONE hereunder.

         13. AGENT'S BUSINESS RECORDS

         AGENT agrees to create and to maintain at its principal office and preserve for three (3) years from the date of their preparation, full, complete and accurate records of its business conducted pursuant to this Agreement. Such records shall include, without limitation, records of all Authorized Service enrollments and CPE sales, leases, or rentals.

         14. REPORTS AND FINANCIAL STATEMENTS

         AGENT shall maintain at its principal office for a period of three (3) years complete and accurate books of account and records, including all documentation and correspondence related to advertising and publicity, Subscriber contacts and solicitations, Subscriber applications and contracts, Subscriber complaints, use of CELLULAR ONE's name and trademarks, payments to AGENT, agreements with and payments to third parties in connection with this Agreement, AGENT's licenses and authorizations, compliance with the requirements of any governmental agency and all other documents or records in connection with AGENT's performance of its duties hereunder. CELLULAR ONE shall have the right to inspect and make copies of AGENT's books of account and records during normal working hours, upon reasonable notice by CELLULAR ONE. CELLULAR ONE expressly agrees, and will require its authorized representatives to agree, that it will keep all such records strictly confidential and that it will not disclose such information to any other agent or distributor of CELLULAR ONE's Services or to any other person without AGENT's express prior written consent; provided, however, CELLULAR ONE may disclose such information if required to do so by any state or federal regulatory agency.

         15. ASSIGNMENT

         This Agreement is fully assignable by CELLULAR ONE to any affiliated person or entity and shall inure to the benefit of any assignee or other legal successor to the interest of CELLULAR ONE herein.

         AGENT acknowledges that CELLULAR ONE has entered into this Agreement in reliance upon the character, business experience and ability of AGENT and its owner(s), officers and managers and that neither the rights and duties created by this Agreement nor a controlling interest in the ownership of AGENT may be voluntarily, involuntarily, directly or indirectly assigned, or otherwise transferred (including, without limitation, by transfer of capital stock or partnership interests, by merger or consolidation, by issuance of additional securities representing an ownership interest in AGENT or convertible thereto, or in the event of the death of a shareholder or partner of AGENT, by will, in declaration of or transfer in trust or the laws of intestate succession) without the written approval of CELLULAR ONE, which will not be unreasonably withheld, subject to such conditions as CELLULAR ONE deems reasonably necessary. Any such assignment or transfer without such approval shall constitute a breach hereof and convey no rights to or interests herein. Any change in management, personnel or identity which materially impairs the ability of AGENT to market the Authorized Services shall also constitute such a breach. "Control" for purposes hereof is defined in Paragraph 1 above.

         16. TERM AND EXTENSION OF AGENCY RELATIONSHIP

         The term of this Agreement shall commence on the 1st day of October, 1997, and shall end on the 31st day of December, 2002. AGENT shall provide to CELLULAR ONE written notice of the date on which AGENT initiates operations under this Agreement in the Area. AGENT agrees that CELLULAR ONE must provide written consent before AGENT actually initiates business operations. This Agreement shall be effective only after its execution by an officer or other authorized employee of both AGENT and CELLULAR ONE.

         CELLULAR ONE may give AGENT written notice of its determination that the agency relationship between CELLULAR ONE and AGENT may be extended upon mutual Agreement, not less than sixty (60) days prior to the expiration hereof, if CELLULAR ONE determines that it is renewable.

         17. LATE PAYMENTS; SECURITY DEPOSIT

         In the event any amount payable by AGENT to CELLULAR ONE is more than thirty (30) days overdue, CELLULAR ONE may, at its option, do one or more of the following: (i) require

AGENT to pay its account in full; (ii) apply commissions and any credits or other amounts payable to AGENT to reduce the AGENT's account payable balance; or
(iii) require AGENT to deposit with CELLULAR ONE an irrevocable commercial letter of credit, cash or other form of security acceptable to CELLULAR ONE in its sole discretion to secure future delays or defaults in payment. This deposit will secure payment of any amounts due under this Agreement or any other agreement between the parties.

         AGENT understands that in order to purchase CPE from CELLULAR ONE (if CELLULAR ONE determines that it will sell CPE) other than on a cash on delivery basis, AGENT may be required to sign Security Agreements, Financing Statements and related documents.

         18. TERMINATION OF AGREEMENT

         A. By Agent

         If AGENT is in substantial compliance with this Agreement and CELLULAR ONE materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to CELLULAR ONE, AGENT may terminate this Agreement effective thirty (30) days after delivery to CELLULAR ONE of written notice thereof and AGENT shall not be bound by the provisions in Paragraph 20, "Covenants Not To Compete." A termination of this Agreement by AGENT (whether express or reasonably implied from AGENT's acts or omissions) for any reason other than a material breach hereof by CELLULAR ONE (coupled with substantial compliance by AGENT), and CELLULAR ONE's failure to cure such breach within thirty (30) days after receipt of written notice thereof, shall be deemed a termination by AGENT without cause.

         B. By CELLULAR ONE

         CELLULAR ONE shall have the right to terminate this Agreement effective upon thirty (30) days written notice should (A) the FCC Cellular Radio Decisions or other requisite governmental decisions and authorities not be continued in substantially the same form and such change materially adversely impacts CELLULAR ONE's (or an affiliate's) ability to conduct its business in the Area;
(B) state and/or federal regulatory approval empowering CELLULAR ONE or its Affiliate to construct and provide the Authorized Services and/or CPE in the Area is not granted to either CELLULAR ONE or an Affiliate, is granted subject to terms and conditions unacceptable to CELLULAR ONE or an Affiliate, or is granted under such terms and conditions which, in CELLULAR ONE's opinion, materially adversely affects the intended purpose of this Agreement; or (C) regulatory authorization of the commission schedule of this Agreement is made subject to terms and conditions unacceptable to CELLULAR ONE or Affiliates.

  Further, CELLULAR ONE shall have the right to terminate this Agreement effective upon written notice if (a) AGENT makes an assignment for the benefit of creditors; (b) an Order for Relief under Title 11 of the United States Code is entered by any United States Court against Agent; (c) a trustee or receiver of any substantial part of the AGENT's assets, is appointed by any

Court; (d) AGENT sells all or substantially all of AGENT's inventory or Assets other than in the ordinary course of business.

         In addition, CELLULAR ONE shall have the right to terminate this Agreement for cause effective upon delivery of notice of termination of AGENT, if AGENT (or one of more of its owners and affiliates): (1) has made any material misrepresentation or omission in its application to establish an agency relationship with CELLULAR ONE or is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of CELLULAR ONE or its affiliated companies or the goodwill of the Marks; (2) attempts to make an unauthorized assignment of this Agreement; (3) receives a notice of violation of the terms or conditions of any license or permit required by AGENT or its employees in the conduct of AGENT's business and fails to correct such violation, or to terminate the employment of such employee(s) within the time period specified in such notice, if any, or within thirty (30) days after receipt of such notice, whichever first expires; (4) fails to comply with any provision of this Agreement, including, if applicable, sales of Authorized Services consistent with AGENT forecasts, or any applicable tariff or CELLULAR ONE procedure relating to the Authorized Services and/or CPE, and AGENT does not correct such failure within ten (IO) days as to monetary defaults and within thirty (30) days if non-monetary default after written notice of such failure to comply is delivered to AGENT.

         19. OBLIGATIONS OF AGENT UPON TERMINATION OR EXPIRATION

         AGENT agrees that upon the expiration or termination of this Agreement in the Area, AGENT and its owner(s) and Affiliates will: (1) not thereafter use any actual or similar Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative design theretofore used by AGENT specifically in its sale of the Authorized Services, in any manner or for any purpose in the Area except that AGENT and its owner(s) may use or continue to use any trade name, service mark, logo, insignia, symbols or decorative designs AGENT or its owner(s) used in any business prior to the date of this Agreement; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with CELLULAR ONE or any affiliated company of CELLULAR ONE, or directly or indirectly, at any time or in any manner identify itself or any business associated with CELLULAR ONE or such affiliated company in the Area; (2) return to CELLULAR ONE all advertising and marketing materials, forms, and other materials containing any Mark or otherwise identifying or relating to CELLULAR ONE's Authorized Services in the Area; (3) take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to any Mark or authorize CELLULAR ONE, and any officer of CELLULAR ONE, as AGENT's attorney in fact, to take such actions as may be required to cancel such fictitious or assumed name or equivalent registration; if AGENT fails or refuses to do so, all governmental agencies administering fictitious or assumed name or equivalent registrations may accept and rely upon appropriate documents executed by CELLULAR ONE or its officer canceling any such registration; and (4) provide CELLULAR ONE with an updated list of names, addresses and all other relevant information AGENT then possesses concerning Subscribers of all Authorized Services that AGENT has enrolled in the Area.

         20. COVENANTS NOT TO COMPETE

         In consideration of CELLULAR ONE's grant to AGENT of the right to use the Marks, the right to advertise affiliation with CELLULAR ONE as an authorized agent of CELLULAR ONE and the great value of the goodwill associated with AGENT's ability to use the Marks, which rights and value are not available to distributors generally, and in recognition of the value of specialized, technical knowledge of the cellular industry and other Services to be imparted by CELLULAR ONE to AGENT from time to time, AGENT agrees to be bound by the covenants in this Paragraph 20. Such rights and value shall constitute independent consideration for the covenants in this Paragraph 20.

         Therefore, for value received as identified above, AGENT agrees that AGENT, its officers, directors, key employees, and principals, any Affiliate or the person or persons owning a controlling interest in AGENT or an Affiliate, during the term of this Agreement and for a period of one (1) year following the later of the expiration or termination of this Agreement, shall not

         (1) directly or indirectly, induce, influence or suggest to any Subscriber of CELLULAR ONE's CRS to purchase CRS or any other CMRS from another reseller or provider of CRS or CMRS in the Area;

         (2) directly or indirectly, induce, influence or suggest to any Subscriber of any other Authorized Service to purchase a competing service from any other provider or reseller of such competing service in the Area, whether or not the competing service is technologically the same as the Authorized Service in question;

         (3) under any circumstances or conditions whatsoever, directly or indirectly, as an individual, partner, stockholder, director, officer, employee, manager or in any other relation or capacity whatsoever engage in the sale or promotion of CRS, CMRS, or any other Authorized Service on behalf of any competing reseller or provider of such service in the Area;

         (4) directly or indirectly, allow any other person, firm or other entity to use the name, trade name, goodwill or any other assets or property of AGENT or CELLULAR ONE in any manner in connection with such other entity's sale of CRS, CMRS or any other Authorized Service on behalf of a competing reseller or provider in the Area, and AGENT specifically agrees not to transfer, assign, authorize or consent to the transfer of an AGENT telephone number to any other person, firm or other entity upon the expiration or termination of this Agreement.

         Notwithstanding any language to the contrary, the restrictive covenants contained herein shall not operate so as to restrict AGENT from the businesses of providing or selling Paging Services.

         21. SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

         Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which CELLULAR ONE or its Affiliate is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if AGENT is a party thereto, otherwise upon AGENT's receipt of a notice of nonenforcement thereof from CELLULAR ONE.

         To the extent that Paragraphs 4 or 20 contain or impose a restriction upon AGENT that is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, AGENT and CELLULAR ONE agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. CELLULAR ONE and AGENT shall mutually agree to a modification of any invalid or unenforceable term or condition hereof to the extent required to be valid and enforceable. Such modifications to this Agreement shall be required only in the area directly affected by any such ruling.

         22. WAIVER OF OBLLGATIONS

         CELLULAR ONE and AGENT may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver.

         Whenever this Agreement requires the consent of a Party, such request shall be in writing and no consent may be unreasonably withheld. All consents or withholding of consent with reasons therefore shall be in writing. Neither party makes any guarantees upon which the other may rely, and assumes no liability or obligation to the other, by granting any waiver, approval or consent to the other, or by reason of any neglect, delay or denial of any request therefor. Any waiver granted by either Party shall be without prejudice to any other right that Party may have, will be subject to continuing review, and may be revoked, at the waiving party's sole discretion, at any time and for any reason, effective upon delivery to the other of ten (10) days' prior written notice.

         CELLULAR ONE and AGENT shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof, or any failure, refusal or neglect of CELLULAR ONE or AGENT to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including without limitation any rule or procedure, or any waiver, forbearance, delay, failure or omission by CELLULAR ONE to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other authorized agents or other forms of distribution.

         23. RIGHTS ARE CUMULATIVE

         The rights of CELLULAR ONE and AGENT hereunder are cumulative and no exercise or enforcement by CELLULAR ONE and AGENT of any right or remedy hereunder shall preclude the exercise or enforcement by CELLULAR ONE or AGENT of any other right or remedy hereunder or which CELLULAR ONE or AGENT is entitled by law to enforce,

         24. GOVERNING LAW

         Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the State of Illinois. If any suit or action shall be brought to enforce or declare any of the terms of this Agreement, to terminate this Agreement or to recover any damages sustained as a result of a default in the performance of any obligations under this Agreement, or a breach of any of the representations and warranties herein contained or otherwise pursuant to this Agreement, then except as otherwise provided in Paragraph 35, the party not prevailing in such suit or action shall be liable to the prevailing party for the prevailing party's costs and expenses, including, without limitation, court costs and reasonable attorneys' and expert witnesses' fees (including, without limitation, the value of time spent by in-house personnel), the amount of which shall be fixed by the court and shall be made a part of any judgment rendered. The parties agree that any such suit or action must be brought, if at all, within one (1) year after the underlying cause of action accrues.

         25. TESTIMONY

         Matters relating to this Agreement may be an issue before various regulatory bodies. Upon reasonable notice AGENT agrees to fully cooperate with CELLULAR ONE regarding any such matters including willingly providing employees of AGENT to testify at appropriate times regarding any aspect of this Agreement or other related issues. CELLULAR ONE agrees to reimburse AGENT for reasonable costs expended in supplying such testimony.

         26. BINDING EFFECT

         This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

         All obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature.

         27. IMPOSSIBILITY OF PERFORMANCE

         Neither CELLULAR ONE nor AGENT shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (2) acts of God; (3) acts or omissions of the other party; and (4) fires, strikes, embargoes, war, insurrection or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

         28. INTERPRETATION

         The preambles and exhibits to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between CELLULAR ONE and AGENT relating to the subject matter hereof. This Agreement supersedes any prior agreements or understandings between the parties relating to the subject matter hereof.

         Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto, except for those affiliates of CELLULAR ONE as may be involved in the provision of one or more of the Authorized Services.

         The headings of the several paragraphs hereof are for convenience only and do not define, limit or construe the contents of such paragraphs.

         The term "AGENT" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine includes the feminine.

         If two or more persons are at any time AGENT hereunder, whether or not as partners or joint venturers, their obligations and liabilities to CELLULAR ONE shall be joint and several.

         This Agreement shall be executed in multiple copies, each of which shall be deemed an original.

         29. INDEMNITY

         Subject to the provisions of Paragraph 3, each party hereto agrees to defend, indemnify and save harmless the other party and its successors and assigns and its employees and agents and their heirs, legal representatives and assigns from any and all claims or demands whatsoever, including the costs, expenses and reasonable attorney's fees incurred on account thereof, that may be made (1) by the indemnifying Party's employees or any other persons for bodily injury or damage to property occasioned by the acts or omissions of the Party of its subcontractor, or the employees or agents of any of them, and (2) by the Party's employees under worker's compensation or similar acts.

         Further, AGENT agrees to indemnify, hold harmless and, upon CELLULAR ONE's written request, defend CELLULAR ONE (including its officers, directors and employees) from and against any and all liability, loss, damages, costs, attorneys' fees, or other expense of any kind, that arises out of any threatened or actual claim or any suit for damages, injunction, or other relief on account of (a) injury to or death of any person, (b) damage to any property, (c) public charges and penalties, or (d) any demand, liability or lien, whether caused by, resulting from, or in connection with, the negligent or intentional acts, omissions or misrepresentations of AGENT (including any of its subordinates, sub-agents, employees or servants), solely or jointly with others, including CELLULAR ONE, its employees or servants (except for the negligent acts or omissions solely of CELLULAR ONE or any of its employees or servants) in the performance of or in connection with the performance of AGENT's responsibilities under this Agreement.

         30. SURVIVAL

         The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

         31. LICENSES

         No licenses, express or implied, under any patents or copyrights are granted by CELLULAR ONE or its Affiliates to AGENT.

         32. NOTICES AND PAYMENTS

         All payments due AGENT shall be made to such address or bank as AGENT from time to time designates. All notices and reports required to be delivered by the provisions of the Agreement shall be deemed so delivered three (3) business days after placement in the United States Certified or Registered Mail, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. All reports and other information required by this Agreement shall be directed to CELLULAR ONE at the data processing center or the address provided to AGENT from time to time, or to such other persons and places as CELLULAR ONE may direct from time to time. Any required report not actually received or postmarked by CELLULAR ONE or AGENT during regular business hours on the date due, shall be deemed delinquent.

         33. CONFIDENTIAL INFORMATION

         Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed by CELLULAR ONE to AGENT hereunder shall be deemed the exclusive property of CELLULAR ONE, including title to copyright in all copyrightable material, and, when in tangible form, shall be returned to CELLULAR ONE upon completion or termination of authorized work. Unless such information was previously known to AGENT free of any obligation to keep it confidential, or has been or is subsequently made public by CELLULAR ONE or a third party, it shall be held in confidence by AGENT, shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing. In addition, the parties hereby agree that Subscriber lists and related information or data are the exclusive property of CELLULAR ONE and are to be used by AGENT solely in the performance of its obligations and duties as described herein and are to be returned to CELLULAR ONE upon the termination of this Agreement.

         If AGENT is served with process to obtain Information, AGENT shall immediately notify CELLULAR ONE which shall, in addition to AGENT efforts, if any, have the right to seek to quash such process.

         Unless marked "proprietary," any Information furnished or disclosed by AGENT to CELLULAR ONE shall not obligate CELLULAR ONE to hold such information in confidence.

         34. COVENANT NOT TO SOLICIT EMPLOYMENT

         Agent recognizes and agrees that it takes a great deal of time to hire and train employees for its business. AGENT fully understands the time and expense CELLULAR ONE incurs to obtain qualified personnel, and AGENT therefore agrees not to offer employment to or accept to hire any of CELLULAR ONE's employees. This Paragraph 34 cannot be waived except by the President and Chief Executive Officer of CELLULAR ONE in writing. In the event AGENT, or any affiliate or person associated with AGENT, does hire any of CELLULAR ONE's employees during the term of this Agreement, or during any renewal or option period, or hires such employees during a period of 90 days after any such employee leaves the employment of CELLULAR ONE, such hiring also will constitute a material breach of this Agreement.

         Moreover, CELLULAR ONE and AGENT have considered the matter and have reasonably endeavored to estimate the actual damages to CELLULAR ONE in the event AGENT breaches this Agreement and offers or accepts to hire any of CELLULAR ONE's employees, and both realize that it would be impractical or extremely difficult to fix the actual damages to CELLULAR ONE resulting from such offer or hiring of CELLULAR ONE's employees. CELLULAR ONE and AGENT therefore agree that if AGENT offers or accepts to hire any of CELLULAR ONE's employees during the periods of time heretofore mentioned, AGENT agrees to reimburse CELLULAR ONE for its costs in replacing each such employee, which costs shall be deemed to be one year's salary or wages of each such employee. Said sum represents the amount agreed upon by the parties as CELLULAR ONE's liquidated damages for such breach and shall be in addition to CELLULAR ONE's right to terminate this Agreement for such breach.

         35. DISPUTE RESOLUTION AND MEDIATION

         For all disputes relating to this Agreement except those relating to Paragraph 20, Covenants Not to Compete, prior to instituting litigation in connection with this Agreement in any forum, including but not limited to, state, federal, or regulatory proceedings, each party agrees to the following procedures:

         (a) The aggrieved party shall give detailed written notice to the other party of its specific complaint, including the amount of actual damages and expenses, including attorney's fees, claimed by the aggrieved party. The aggrieved party shall include copies of all documents that support its claims. Within thirty (30) days after receipt of the notice, the party receiving the notice shall tender to the aggrieved party a written offer of settlement. Any offer of settlement not accepted within thirty (30) days of receipt by the aggrieved party shall be deemed to have been rejected.

         (b) In the event of litigation, a settlement offer made pursuant to Paragraph 35(a) above, if rejected by the aggrieved party, may be filed with the court together with an affidavit certifying its rejection. If the court finds that the amount tendered in the settlement offer is greater than or equal to the actual damages found by the trier of fact, the aggrieved party shall incur the costs of its own attorney's fees and shall reimburse the other party for its reasonable attorneys' fees incurred. If recovery is more that the amount tendered in the settlement offer, then the accused party will reimburse the aggrieved party for its reasonable attorneys' fees.

         (c) The tender of an offer of settlement is not an admission of engaging in an unlawful act or practice or of liability. Evidence of a settlement offer may be used only for the purposes specified in Paragraph 35(b) above, and is not to be revealed to the trier of fact as part of its determination of damages or liability.

         (d) If the parties are unable to settle their disputes through the above procedure, the parties agree to submit their dispute to mediation as described in this paragraph within 90 days after rejection of the settlement offer. Compliance with these procedures on dispute resolution and mediation shall be a condition precedent to instituting any judicial, quasi-judicial and/or regulatory proceeding.

         (i) Mediation is a process under which an impartial mediator facilitates communication between the parties to promote settlement between them. The mediator does not have the authority to decide any issue for the parties, but will attempt to facilitate the voluntary resolution of the dispute by the parties. The mediator is authorized to conduct joint and separate meetings with the parties and to offer suggestions to assist the parties to achieve settlement.

         (ii) The parties shall agree to selection of an impartial mediator. A person shall not serve as a mediator in any dispute in which he has any financial or personal interest. Prior to accepting an appointment, the mediator shall disclose any circumstance likely to create a presumption or appearance of bias or prevent a prompt meeting with the parties. The aggrieved party shall have the right to name a mediator, subject to disagreement from the other party based on the mediator's interest in a dispute, affiliation or connection to the aggrieved party or other circumstance likely to create a presumption or appearance of bias. The parties shall each bear half the cost of the mediation.

         (iii) The parties, while not committing in advance to settle their case, agree to participate in mediation in good faith with the intention to settle, if at all possible.

         36. AUTHORITY

         Each of the parties represents, warrants and agrees that it is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; that the execution and delivery of this Agreement and the performance hereof have been duly and validly authorized by all necessary corporate or partnership action; and that the execution and delivery by it of this Agreement and the performance of this Agreement by it will not conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of the Articles or Certificates of Incorporation, By-Laws, or other of its governing instruments or any judgment, order, decree, law, regulation or ruling of any court or governmental authority or any agreement, contract, commitment or other instrument to which it is a party or by which it is bound.

         Specifically, AGENT represents and warrants that (i) AGENT is not a party to any agreement to distribute, promote or otherwise sell CRS, CMRS or any other Authorized Service (except Paging Services) on behalf of any competing provider, reseller or agent in the Area; (ii) the execution and delivery by it of this Agreement and the performance of this Agreement by it will not conflict with or result in a breach or constitute or result in a default under any of the terms, conditions or provisions of any agreement between AGENT and any other carrier, reseller or agent of CRS, CMRS or any other Authorized Service.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written and hereby declare that they HAVE READ AND DO UNDERSTAND EACH AND EVERY TERM, CONDITION AND COVENANT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS AGREEMENT.

SOUTHWESTERN BELL MOBILE                   AREAWIDE CELLULAR, INC.
SYSTEMS, INC.,
d/b/a CELLULAR ONE - CHICAGO

                                           By: /s/ Lance Chody
                                               ---------------------------------
                                                   Lance Chody
                                                   Vice President
By: /s/ Stan Sigman
    -------------------------------
        Stan Sigman
        President and CEO

                                   EXHIBIT A

AUTHORIZED-AGENT-LOCATIONS

Initial locations at which AGENT is authorized to operate as described in this
Agreement:

        It is agreed by AGENT and CELLULAR ONE that if the initial business location(s) and/or the date upon which CRS operations of AGENT will commence are not known at the date of execution of this Agreement, the same may be added from time to time as such information becomes known but no later than the effective date of AGENT operations.

        AGENT shall not change or add business locations without CELLULAR ONE's prior written approval. AGENT shall consult with CELLULAR ONE before initiating any action to change or supplement any of its business locations.

        Any business locations that AGENT opens and operates in the Area shall be subject to all of the terms of the Agreement, whether or not an amendment is signed by the parties adding the addresses of any new or different locations.

Authorized Locations:

See Attached List


Counties in which AGENT is authorized:

Cook, Lake, DuPage, Kane, McHenry, Will


AUTHORIZED SERVICES

CRS (including long distance/toll service, if any, provided by CELLULAR ONE to its CRS subscribers)

5 South Route 59                     Aurora               IL         60504

11 South Lake Street                 Aurora               IL         60506

803 South Route 59                   Bartlett             IL         60103

161 North Clark Street               Chicago              IL         60601

3611 North Western Avenue            Chicago              IL         60618

10 South LaSalle Street              Chicago              IL         60603

2320 North Damen Avenue              Chicaqo              IL         60647

1001 West North Avenue               Chicago              IL         60622

1454 East 53rd Street                Chicaqo              IL         60615

6301 South Cicero                    Chicaqo              IL         60629

4630 South Damen Avenue              Chicago              IL         60609

3125 South Ashland Avenue            Chicaqo              IL         60608

3180 North Broadway                  Chicaqo              IL         60657

93 East Three Oaks Road, Suite H     Crystal Lake         IL         60014

2950 Finley Road                     Downers Grove        IL         60515

362 North LaGrange Road              Frankfort            IL         60423

67 East North Avenue                 Glendale Heights     IL         60139

4832 North Harlem Avenue             Harwood Heights      IL         60656

1045 South LaGrange Road             LaGrange             IL         60525

744 South Rand Road                  Lake Zurich          IL         60047

620 East North Avenue                Lombard              IL         60148

1032 East Oqden Avenue               Naperville           IL         60563

8357 West Golf Road                  Niles                IL         60714

2312 South Harlem                    North Riverside      IL         60546

21100 South Western Avenue           Olympia Fields       IL         60461

1025 East Golf Road                  Schaumburg           IL         60173

615 South Randall Road               St. Charles          IL         60174

16651 South Harlem Avenue            Tinley Park          IL         60477

116 Old McHenry Road                 Wheeling             IL         60090

                                    EXHIBIT B


SUBAGENTS